Exhibit 99.1

PDS Biotech Announces that its COVID-19 Vaccine Consortium Received a Commitment from The Ministry of Science, Technology and Innovation of Brazil (MCTI) to fund Clinical Development and Commercialization of a Versamune®-Based COVID-19 Vaccine with an Award of up to Approx. US$60 million

Development and commercialization of novel T-cell activating vaccine to be performed in Brazil by consortium of PDS Biotech, Farmacore Biotechnology and Blanver Farmoquímica

Florham Park, NJ, March 11, 2021 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on PDS Biotech’s proprietary Versamune® T-cell activating technology, today announced that its COVID-19 vaccine consortium consisting of PDS Biotech, Farmacore Biotechnology and Blanver Farmoquímica, has received a commitment from the Secretary for Research and Scientific Training of the MCTI to fund up to approximately US$60 million to support the clinical development and commercialization of a novel, Versamune®-based, second generation COVID-19 vaccine in Brazil.

MCTI intends to start making the funds available to prepare to perform a combined Phase 1/2 clinical trial, upon authorization by the Brazilian regulatory agency, Agência Nacional de Vigilância Sanitária (Anvisa) to initiate the proposed Versamune®-based COVID-19 vaccine clinical program in Brazil.

The pre-IMPD package for the Phase 1/2 trial is currently under review by Anvisa and the trial is anticipated to begin by Q2/3 2021.  The majority of the capital provided by MCTI will fund the manufacturing process scale up, production and the Phase 3 trial, pending the results of the Phase 1/2 trial.  The consortium members will work under a mutually agreed work plan to guide the vaccine efficiently through development in compliance with regulatory standards. The consortium anticipates working to initiate manufacturing scale up activities in the second quarter.

This award is based on the preclinical studies of the Versamune®-based COVID-19 vaccine.  The vaccine combines PDS Biotech’s Versamune® T-cell activating platform technology with a SARS-CoV-2 recombinant protein derived from the spike (S) protein.  Notably, the protein in this fully synthetic vaccine includes conserved and non-mutating regions of the virus.  The vaccine has demonstrated strong potential in preclinical studies to efficiently promote the induction of killer (CD8+) and helper (CD4+) T-cells that recognize and induce immune responses against such non-mutating regions of the virus. The protein also includes regions of the spike protein that result in the induction of neutralizing antibodies.

The Phase 1 and 2 trials, which will be run together, are anticipated to enroll approximately 360 patients and will assess the safety and efficacy of the vaccine as well as both the antibody and killer T-cell responses induced by the vaccine to the novel coronavirus. The clinical trials are planned to be conducted in Brazil.

“PDS Biotech and Farmacore Biotechnology have taken the important step of advancing our Versamune®-based COVID-19 vaccine into the clinic,” said Dr. Frank Bedu-Addo, Chief Executive Officer of PDS Biotech.“ The preclinical results demonstrate the vaccine’s potential to induce a broad range of robust anti SARS-CoV-2 immune responses.  The rapidly increasing number of SARS-CoV-2 mutations highlights the need for novel, second generation vaccines capable of generating both killer and helper T-cells that can recognize and attack conserved and non-mutating regions of the virus.  We applaud Farmacore Biotechnology and Blanver Farmoquímica for reaching this important milestone and look forward to the results of the planned human clinical trials and hopefully a rapid advancement towards commercialization of the product.  These clinical trials will also advance our understanding of the potential for novel Versamune®-based vaccines to provide long-term protection against infection with viruses with pandemic potential such as SARS-CoV-2.”

“We are excited to continue advancing the program with PDS Biotech, and we are thrilled to have had the continued support of the Brazilian government as we finalize clinical study protocols with Anvisa for human testing of the novel vaccine combining the Versamune® T-cell activating technology with the SARS-CoV-2 recombinant protein antigen.  We are proud to advance this promising medicine in Brazil in the fight against this global pandemic,” said Helena Faccioli, CEO of Farmacore Biotechnology.

As the license holder of PDS0203 in Latin America, Farmacore Biotechnology will continue to lead the regulatory and clinical trial efforts in Brazil and has selected a top clinical research organization, to conduct clinical trials in Brazil.  PDS Biotech will continue to contribute scientific expertise and operational support and oversee scale up of the manufacturing process.  Blanver Farmoquímica will manufacture, promote, distribute, and commercialize the Versamune®-based COVID-19 vaccine in Latin America.

All funding is contingent on the availability of financial resources within the MCTI, and The Secretary for Research and Scientific Training of the MCTI has committed to making every effort to finance all clinical and development stages of the program.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About Farmacore Biotechnology

Farmacore Biotechnology is a biotechnology company, founded in 2005, focusing on R&D of innovative immunobiological products for use in the human and veterinary health sectors. It is a technology-based company that conducts research and development of biotechnological products and processes for the human and veterinary sectors. It develops innovative biotechnological and immunobiological products and adds value to them in all stages of development, from project design to biomolecule production www.farmacore.com.br.

About Blanver Farmoquímica

Blanver Farmoquímica e Farmacêutica S.A. is a Brazilian company, founded in 1984, focused on R&D, manufacture and sale of innovative medicines and active pharmaceutical ingredients. The company plays in the segments of HIV, Hepatitis, Oncology and Hematology, providing high quality products for expanding the population’s access to medicines through partnerships with the Ministry of Health and official laboratories.  Blanver Farmoquímica is committed in always looking for innovations that will improve people’s health and quality of life.

About PDS0203

PDS0203 is an investigational vaccine designed for the prevention of COVID-19 being jointly developed for Latin America by a consortium that includes PDS Biotech, Farmacore Biotechnology and Blanver Farmoquímica. The vaccine combines the utility of PDS Biotech’s Versamune® platform with a recombinant native Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2) protein recognizable by our immune system (antigen). The Versamune® platform, due to its unique ability to induce both antibody and polyfunctional CD8+ killer and CD4+ helper T-cell responses is being utilized to develop a next generation vaccine that may more effectively prevent COVID-19.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast.” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101 and PDS0203 ; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and PDS0203 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to the COVID-19 pandemic. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital